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                                                                     EXHIBIT 5.1


                                 October 3, 2002

Plains Exploration & Production Company
500 Dallas Street, Suite 700
Houston, Texas  77002

         Re: Registration Statement on Form S-1, as amended
             (Registration No. 333-90974)


Ladies and Gentleman:

We have acted as special counsel to Plains Exploration & Production Company, a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the offering and sale by the Company of up to 5,000,000 shares (the "Firm Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), and the offering and sale by the Company of up to 750,000 of Common Stock (the "Over-Allotment Shares" and, together with the Firm Shares, the "Shares") sold pursuant to the terms of an underwriting agreement to be executed by the Company and Goldman, Sachs & Co. as representative of the underwriter(s).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the shares have been duly authorized and, when (a) the Registration Statement relating to the Shares has become effective under the Act and (b) the Shares have been issued, sold and delivered as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

The opinions in this letter are qualified in their entirety and subject to the following:

     A. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

     B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.


   1900 Pennzoil Place-South Tower/711 Louisiana Street/Houston, Texas 77002/
                         713.220.5800/fax: 713.236.0822


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Plains Exploration & Production Company
October 3, 2002
Page 2



     C. This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstances that may hereafter come to our attention.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.



Very truly yours,

*DRAFT*

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.